UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)  May 20, 2005

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113 (651) 697-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐                          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Solicitiing material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 11, 2005, judgment was entered against the Company in the amount of $386,000 in a lawsuit brought by a prior landlord in California. The Company has reached agreement with the landlord that will allow the Company to pay the judgment over a period of 30 months with interest at ten percent per annum. The total amount now due, including accrued interest and legal fees, is $442,779.25.  As of March 26, 2005, we have recorded $450,000 in our accounts payable with respect to the settlement of this matter.

Effective May 20, 2005, the Company entered into a Consulting Agreement with its Chief Financial Officer, Thomas P. Maun.  The Agreement provides that Mr. Maun will remain the Company’s Chief Financial Officer, but will no longer be a full-time employee of the Company.  Mr. Maun will be compensated on an hourly basis, and will be available to work at least 20 hours per week for the first three months, and 10 hours per week thereafter.  The Agreement has an initial term of six months, and can be terminated by either party upon 30 days’ prior written notice.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Stipulation to Stay Enforcement of Judgment between John Arrillaga, Trustee and the Company (exhibits omitted).

10.2	Consulting Agreement between the Company and Thomas P. Maun.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Date:	May 26, 2005

By: /s/ Roger E. Gower
(Roger E. Gower, Chief Executive Officer)

EXHIBIT INDEX

Ex. No.	Description

10.1	Stipulation to Stay Enforcement of Judgment between John Arrillaga, Trustee, and the Company (exhibits omitted).

10.2	Consulting Agreement between the Company and Thomas P. Maun.